UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana		46214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously disclosed, on June 5, 2012, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet”) and wholly owned subsidiary of Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership,” “we,” “our” and “us”), entered into a definitive agreement (the “Purchase Agreement”) with Royal Purple, Inc., a Texas corporation (“Royal Purple”), and the shareholders of Royal Purple (the “Sellers”).

This Amendment No. 1 amends the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on June 8, 2012 to provide the financial statement information required by Item 9.01 of Form 8-K, which was excluded from the initial filing in reliance on Item 9.01(a)(4) of Form 8-K.

Item 8.01 Other Events.

(a) On June 21, 2012, the Partnership issued a press release announcing that it and Calumet Finance Corp., a wholly owned subsidiary of the Partnership, intend to offer for sale in a private placement under Rule 144A to eligible purchasers $250 million in aggregate principal amount of senior unsecured notes. A copy of the press release is included herewith as Exhibit 99.1.

(b) In connection with its offering of senior unsecured notes, the Partnership is providing the following supplemental information, which is contained in the offering materials.

All or a portion of the assets and operations we are acquiring pursuant to the Royal Purple Acquisition may be subject to federal income tax, which would reduce cash available for distribution from such assets and operations.

Despite the fact that we are a limited partnership under Delaware law, it is possible in certain circumstances for a publicly traded partnership such as ours to be treated as a corporation for federal income tax purposes. In order to maintain our status as a partnership for U.S. federal income tax purposes, 90% or more of our gross income in each tax year must be qualifying income under Section 7704 of the Internal Revenue Code.

Vinson & Elkins L.L.P. is unable to opine as to the qualifying nature of the income generated by portions of the Royal Purple assets and operations. Consequently, we are in the process of requesting a ruling from the IRS upon which, if granted, we may rely with respect to the qualifying nature of such income. If the IRS is unwilling or unable to provide a favorable ruling in a timely manner with respect to our income from the Royal Purple assets and operations, it may be necessary for us to own the Royal Purple assets and conduct the acquired Royal Purple business operations in a taxable corporate subsidiary. In such case, this corporate subsidiary, like our existing corporate subsidiary, would be subject to corporate-level tax on its taxable income at the applicable federal corporate income tax rate of 35% as well as any applicable state income tax rates. The pro forma statements of operations included in this offering memorandum assume that Royal Purple will not be subject to federal or state income taxes. To the extent Royal Purple is subject to federal and state income taxes at an assumed effective tax rate of 40%, income tax expense in the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2012 and the year ended December 31, 2011 would increase by approximately $3.4 million and $10.8 million, respectively. Imposition of a corporate level tax would significantly reduce the anticipated cash available for distribution from the Royal Purple assets and operations to us and, in turn, would reduce our cash available for payment on the notes and our other debt obligations. Moreover, if the IRS were to successfully assert that this corporation had more tax liability than we currently anticipate or legislation was enacted that increased the corporate tax rate, our cash available for payment on the notes and our other debt obligations would be further reduced.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited financial statements of Royal Purple at December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011 and the Independent Auditors’ Report issued by Briggs & Veselka Co., independent registered public accounting firm, as well as the unaudited financial statements of Royal Purple at March 31, 2012 and for the three month periods ended March 31, 2012 and 2011, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma consolidated financial statements of the Partnership at March 31, 2012 and for the year ended December 31, 2011 and for the three months ended March 31, 2012 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Briggs & Veselka Co.

99.1	Press Release dated June 21, 2012.

99.2	Audited financial statements of Royal Purple at December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011 and the Independent Auditors’ Report issued by Briggs & Veselka Co., independent registered public accounting firm, and the unaudited financial statements of Royal Purple at March 31, 2012 and for the three month periods ended March 31, 2012 and 2011.

99.3	Unaudited pro forma consolidated financial statements of the Partnership at March 31, 2012, for the year ended December 31, 2011 and for the three months ended March 31, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its general partner

Date: June 21, 2012	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

23.1	Consent of Briggs & Veselka Co.

99.1	Press Release dated June 21, 2012.

99.2	Audited financial statements of Royal Purple at December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011 and the Independent Auditors’ Report issued by Briggs & Veselka Co., independent registered public accounting firm, and the unaudited financial statements of Royal Purple at March 31, 2012 and for the three month periods ended March 31, 2012 and 2011.

99.3	Unaudited pro forma consolidated financial statements of the Partnership at March 31, 2012, for the year ended December 31, 2011 and for the three months ended March 31, 2012.

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